Exhibit 23.2

                   [Letterhead of Cowan, Gunteski & Co., P.A.]
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                   Certified Public Accountants & Consultants


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference and use of our report dated March 17, 2006 relating to the consolidated financial statements of Velocity Asset Management, Inc. and Subsidiaries as of and for the year ended December 31, 2005 in Form S-8 of Velocity Asset Management, Inc., dated September 8, 2006, for the registration of 1,000,000 shares of its common stock.


/s/ Cowan, Gunteski & Co., P.A.

Toms River, NJ
September 8, 2006











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